EXHIBIT 2.7

SECOND AMENDMENT TO

EQUITY INTEREST PURCHASE AGREEMENT

This Second Amendment to Equity Interest Purchase Agreement dated as of March 31, 2014 (this “Amendment”) is among Tropicana St. Louis LLC, a Delaware limited liability company (“Buyer”), Pinnacle Entertainment, Inc., a Delaware corporation (“Parent”), Casino Magic, LLC, a Minnesota limited liability company (“Holdco”, together with Parent, “Sellers”), and Casino One Corporation, a Mississippi corporation (“Target”), PNK (ES), LLC, a Delaware limited liability company (“ES”), PNK (ST. LOUIS RE), LLC, a Delaware limited liability company (“RE”), and PNK (STLH), LLC, a Delaware limited liability company (“STLH”, and together with ES, RE and Target, hereafter collectively referred to as the “Companies,” and any one of them individually as a “Company”). Capitalized terms used but not defined herein have the respective meanings assigned to them in the Purchase Agreement.

WHEREAS, Buyer, Sellers and the Companies are parties to that certain Equity Interest Purchase Agreement dated as of August 16, 2013 (as amended by that letter agreement dated September 4, 2013, among the parties hereto, the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Sellers have agreed to sell the Equity Interests to Buyer, and Buyer has agreed to purchase the Equity Interests from Sellers; and

WHEREAS, the parties wish to amend the Purchase Agreement to provide for additional disclosures by Sellers of information relevant to labor matters and the indemnification by Sellers of Buyer for labor-related matters;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

AMENDMENTS TO PURCHASE AGREEMENT

Section 1.1.    Section 11.2 of the Purchase Agreement.  Section 11.2(a) of the Purchase Agreement is hereby amended by:

(a)	Replacing the “.” at the end of clause (v) of such Section with “; and”; and

(b)	Inserting the following new clause (vi) at the end of such Section:

“(vi) any unfair labor practice charges filed with the National Labor Relations Board on or before the date of the Second Amendment, in each case to the extent of any Damages solely attributable to actions, events or circumstances occurring prior to the Closing.”

Section 1.2.    Section 13.1 of the Purchase Agreement.

(a)	The definition of “Target Net Working Capital” in Section 13.1(a) of the Purchase Agreement is hereby amended by replacing “$0” with “$650,000”.

(b)

Section 13.1(a) of the Purchase Agreement is hereby amended by inserting the following definition in alphabetical order: “Second Amendment” means that certain Second Amendment to Equity Interest Purchase Agreement dated as of March 31, 2014 by and among by and among Buyer, Sellers and the Companies.”

Section 1.3.  Company Disclosure Letter.

(a)	Item 1 of Section 6.12(b) of the Company Disclosure Letter is hereby amended by adding the following at the end of Item 1:

“Target and UNITE HERE, Local 74, have been negotiating a draft collective bargaining agreement, which would apply to the Casino. Target will finalize and will enter into a collective bargaining agreement with UNITE HERE, Local 74, in the form of the document separately delivered to Buyer by email on the date of the Second Amendment.”

(b)	Section 6.12(b) of the Company Disclosure Letter is hereby amended by adding the following paragraphs after paragraph 2.(vi) of such Section 6.12(b):

“(vii)   Consent Judgment in favor of the NLRB in National Labor Relations Board v. Casino One Corporation (Case No. 13-3075, United States Court of Appeals for the Eighth Circuit).

(c)	Section 6.12(b) of the Company Disclosure Letter is hereby amended by adding the following at the end of such Section 6.12(b):

“3.      Target has been involved in the following labor disputes with the Union:

(i)       NLRB unfair labor practice charge (Case No. 14-CA-113726).

(ii)      NLRB unfair labor practice charge (Case No. 14-CA-115715).”

(d)	Section 6.8 of the Company Disclosure Letter is hereby amended by adding the following at the end of the subsection of such Section 6.8 entitled “Material Contracts”:

“22.    The collective bargaining agreement described in Item 1 of Section 6.12(b) of the Company Disclosure Letter.”

(e)	Section 8.1 of the Company Disclosure Letter is hereby amended by adding the following at the end of such Section 8.1:

“6.      Target will enter into a collective bargaining agreement with UNITE HERE, Local 74, in the form of the document separately delivered to Buyer by email on the date of the Second Amendment.”

ARTICLE II.

MISCELLANEOUS

Section 2.1.    Effect of Amendment.     This Amendment shall amend the Purchase Agreement on and as of the effective date hereof, and the Purchase Agreement shall remain in full force and effect, as amended hereby, from and after such effective date in accordance with its terms.

Section 2.2.    Entire Agreement.    The Purchase Agreement, this Amendment and all documents and instruments referred to herein and therein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, provided that the Confidentiality Agreement shall remain in full force and effect after the Closing pursuant to the terms thereof.

Section 2.3.    Counterparts.     This Amendment may be executed by facsimile or electronic mail transmission and/or in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 2.4.    Governing Law.     This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State of Delaware, without regard to the conflicts of laws principles thereof.

[The next page is the signature page]

SIGNATURE PAGE TO SECOND AMENDMENT

TO EQUITY INTEREST PURCHASE AGREEMENT

The parties hereto have caused this Second Amendment to Equity Interest Purchase Agreement to be executed as of the date first written above.

BUYER			HOLDCO
TROPICANA ST. LOUIS LLC,			CASINO MAGIC, LLC,
a Delaware limited liability company			a Minnesota limited liability company

			By:	Pinnacle Entertainment, Inc., a Delaware
By:	/s/ Lance J. Millage			corporation
	Lance J. Millage,			Its Sole Member
Executive Vice President and
Chief Financial Officer
				By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez,
President and Chief Financial Officer
TARGET			ES
CASINO ONE CORPORATION,			PNK (ES), LLC,
a Mississippi corporation			a Delaware limited liability company

			By:	Pinnacle Entertainment, Inc., a Delaware
corporation
By:	/s/ Carlos A. Ruisanchez			Its Sole Member
Carlos A. Ruisanchez, Treasurer
				By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez,
President and Chief Financial Officer

STLH			The undersigned, as guarantor of the “Guaranteed Obligations” under the Limited Guarantee dated as of August 16, 2013 by the undersigned in favor of the Sellers, has reviewed the foregoing Amendment and hereby consents to its terms. The undersigned further acknowledges that the obligations under the Amendment constitute Guaranteed Obligations and reaffirms its obligations under the Limited Guarantee.
PNK (STLH), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware
corporation
Its Sole Member

TROPICANA ENTERTAINMENT, INC.,
	By:	/s/ Carlos A. Ruisanchez	a Delaware corporation
Carlos A. Ruisanchez,
President and Chief Financial Officer
			By:	/s/ Lance J. Millage
Lance J. Millage,
Executive Vice President and
Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT

TO EQUITY INTEREST PURCHASE AGREEMENT

PARENT		RE
PINNACLE ENTERTAINMENT, INC.		PNK (ST. LOUIS RE), LLC,
a Delaware corporation		a Delaware limited liability company

		By:	Pinnacle Entertainment, Inc., a Delaware
corporation
By:	/s/ Carlos A. Ruisanchez		Its Sole Member
Carlos A. Ruisanchez, President and
Chief Financial Officer
			By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez,
President and Chief Financial Officer